AGREEMENT OF REAL ESTATE PURCHASE AND SALE

THIS AGREEMENT OF REAL ESTATE PURCHASE AND SALE (the "**Agreement**") is made and entered into as of the 17 day of February, 2020 (the "**Agreement Date**"), by and between **Eucpico, LLC** (the "**Seller**"), and **Intellitronix Corp.**, or its assignee or nominee as permitted herein (the "**Buyer**").

In consideration of the mutual promises and covenants herein contained, Buyer and Seller hereby agree as follows:

Section 1 - The Property

(a) Upon and subject to the terms and conditions herein set forth, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase and acquire from Seller, the following described property:

(i) The parcels of real property owned by Seller being known as 1148 East 222nd Street, Euclid, Ohio, Cuyahoga County PPN 646-13-004 and 646-13-007, being approximately two (2) acres of land, together with all appurtenances, hereditaments, rights, licenses, privileges and easements belonging to or in any way appertaining thereto (the "**Land**"), as such Land is described in **Exhibit A** attached hereto and incorporated herein; and

(ii) All buildings, improvements and fixtures of whatsoever kind or nature situated upon the Land, including the approximately building thereon, together with all electrical, heating, air-conditioning, plumbing, refrigeration, ventilation, storage systems, and other equipment and systems, all landscaping and site improvements (collectively, the "**Improvements**"); and

(iii) All right, title and interest of Seller, if any, in and to all public and private streets, roads, avenues, alleys and passageways, open or proposed, in front of or abutting the Land; and

(b) All of the interests described in Section 1(a)(i)-(iii) above are sometimes hereinafter collectively referred to as the "**Property**".

(c) Seller also agrees to sell to Buyer, by "**Bill of Sale**", all personal property of Seller that is listed in **Exhibit A** attached hereto.

Section 2 - Purchase Price

The Purchase Price (the "**Purchase Price**") shall be **SIX HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($675,000)** plus or minus adjustments as herein provided, which Purchase Price shall be paid through the Escrow Agent in immediately available funds, deposited with the Escrow Agent on or before the Closing Date as provided in Section 15 herein. The sum of **Fifty Thousand Dollars ($50,000)** (the "**Deposit**") shall be deposited with the Escrow Agent (as hereinafter defined) within five (5) business days following mutual execution of this Agreement, such Deposit to be in the form of a check payable to the order of the Escrow Agent. The Escrow Agent (as hereinafter defined) shall, promptly after receipt, deposit the Deposit in one or more interest-bearing accounts in a lending institution selected reasonably acceptable to Buyer, the deposits in which are insured by an agency of the United States government.

Any interest earned on the Deposit shall be part of the Deposit and shall be paid to the party entitled to receive the Deposit. The Deposit shall become non-refundable upon expiration of the Review Period, except in the case of a Seller default or a termination pursuant to Section 21 below. The Deposit shall be applied to the Purchase Price at Closing.

Section 3 – Condition of Property; Inspection, and Approval Contingencies

(a) Within five (5) days after the Agreement Date the Seller shall deliver to the Buyer, at the Seller's expense, originals or complete and accurate copies, to the extent that they exist, of the following documents that are in the possession of Seller or Seller's agents with respect to the Property:

(i) environmental assessment reports relating to the environmental condition or compliance of the Property (2001);

Notwithstanding anything herein contained to the contrary, if the documents and other items described above are not delivered to the Buyer within said five (5) day period, then the Review Period (as hereinafter defined) shall automatically be extended by one (1) day for each day beyond such five (5) day period that delivery of any of the described documents or items is delayed.

(b) The Seller hereby grants Buyer and Buyer's agents and consultants the right to enter the Property from time to time prior to the Closing Date (as hereinafter defined) for the purpose of conducting its investigations, tests and studies. The rights granted hereunder shall include, without limitation, the right to conduct soil borings and other geological, environmental, engineering or architectural studies; to inquire regarding the status of zoning and the availability of utilities; to examine the building structure, building foundation, roof and all fixtures, equipment, mechanical systems, electrical systems, plumbing systems, heating systems, air conditioning systems and other portions of the Property deemed necessary by the Buyer, in the Buyer's sole discretion. The Seller agrees to cooperate with the Buyer, and to cause its agents, tenants and employees to cooperate with the Buyer, in connection with the rights granted pursuant to this Section. In the event that this transaction does not close, then the Buyer shall repair any damage to the Property caused by the Buyer's investigations, tests and studies; and the Buyer shall indemnify and hold the Seller harmless from any and all claims, loss, cost, damage, liability and expense caused solely by the Buyer or its agents, employees or contractors in the performance of such investigations, tests or studies.

(c) The Buyer shall have until the date that is **sixty (60) days** following the Agreement Date (the "**Review Period**") to examine the documents provided by Seller and to physically inspect the Property to determine the feasibility, suitability and desirability of purchasing the Property, including obtaining suitable financing related thereto. If Buyer, in its sole and absolute discretion, shall determine during the Review Period not to purchase the Property for any reason or for no reason, Buyer shall notify the Seller of such determination in writing within the Review Period, in which case the Seller and Escrow Agent shall return all funds and documents paid or deposited by the Buyer or the Seller, the Escrow Agent shall return the Deposit to the Buyer, and the Buyer and the Seller shall each be relieved of all further liability hereunder except that the Buyer shall pay all title, survey and escrow costs incurred hereunder. Should Buyer not terminate this Agreement by the expiration of the Review Period the Deposit shall become non-refundable to Buyer except as otherwise provided herein.

Section 4 - Seller's Representations and Warranties

(a) As a material inducement to Buyer to enter into this Agreement and consummate the purchase and sale of the Property, Seller represents and warrants as follows:

Seller is duly organized and validly existing and in good standing as a limited liability company under the laws of the State of Ohio.

Each person signing this Agreement on behalf of Seller has full power, authority and legal right to enter into this Agreement, to bind Seller, and to consummate the transaction contemplated hereby, and Seller will deliver to the Escrow Agent on or before the Closing Date such resolutions as may be required by the Escrow Agent for the purpose of issuing the Title Policy (as hereinafter defined).

Neither the execution, delivery nor performance of this Agreement (or of any instrument or document to be executed or delivered pursuant to the terms hereof) will result in the violation of any contractual obligation of Seller to any third party; nor will such execution, delivery or performance conflict with, constitute an event of default under, or result in a breach of or violation of the provisions of any agreement or other instrument to which Seller is a party or by which its properties or assets are bound, or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or any determination or award of any arbitrator.

There are no outstanding and unrecorded agreements or liabilities of any kind with respect to the Property that would bind Buyer after Closing.

Seller holds indefeasible fee simple title to the Property, and no other party other than Seller has any claim to the Property by reason of any purchase agreement, option to purchase, right of first refusal, land installment contract, lease or other similar agreement or instrument or by adverse possession or other prescriptive right.

The Property is not the subject of a non-conforming use or variance.

To Seller's knowledge, no part of the Property is located in or contains a flood plain, flood way, wetland or similarly restricted area, as defined by currently effective federal, state or local laws or regulations.

No Hazardous Substances have been used, manufactured, released, treated, stored or disposed of beneath, on or at the Property or off-site by Seller or any tenant of the Property in violation of any Environmental Law. The term "**Hazardous Substance**" includes, without limitation, those substances included within the definitions of "Hazardous Substances," "Hazardous Materials," "Toxic Substances," "Hazardous Waste," or "Solid Waste" in any Environmental Law. The term "**Environmental Law**" includes any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and the Hazardous

Material Transportation Act, 49 U.S.C. Section 1801, et seq._ No above ground or underground storage tanks are or, to the best knowledge of Seller, were located on, under or about the Property. The Property is not subject to any federal, state or local liens, proceedings, or action, and Seller has not received notice of any threats or claims, for the clean-up, removal or remediation of any Hazardous Substance from the Property.

No condemnation or appropriation proceeding affecting the Property exists and Seller has received no notice of the contemplation of such proceeding.

There are no assessments, which have or will become a lien against the Property, or any mechanic's or materialmen's liens filed or threatened against the Property, and no work has been performed or materials provided on behalf of Seller for which a lien could be filed.

There are no suits, actions or proceedings pending or threatened against or concerning the Property.

To Seller's knowledge, there are no encroachments upon adjoining property by the Improvements, nor do any improvements on adjoining lands encroach upon the Property, and there are no boundary disputes with owners or tenants of adjacent properties.

The Property complies with all applicable zoning, building, health, safety, environmental, subdivision and other laws, ordinances and regulations; and all certificates of occupancy and other required approvals have been issued for the Property. The Seller has not received notice from any governmental authority advising that the Property is in violation of any such laws.

There are no gas, oil or water wells or mine shafts on the Property, and no party has a right to install any of the foregoing.

The Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code, and the Seller shall on the closing date provide Buyer with all instruments and documents required by Section 1445 to comply therewith.

Neither the Seller or to Seller's actual knowledge any direct interest holder in Seller (collectively, the "**Seller Parties**") is (i) listed on the Specially Designated Nationals and Blocked Persons List (the "**SDN List**") maintained by the Office of Foreign Assets Control ("**OFAC**"), Department of the Treasury, and/or on any other similar list ("**Other Lists**" and, collectively with the SDN List, the "**Lists**") maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "**OFAC Laws and Regulations**"); or (ii) a Person (a "**Designated Person**") either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order or a Person similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the "**Executive Orders**"), including a "**Prohibited Person**". The OFAC Laws and Regulations and the

Executive Orders are collectively referred to as the "**Anti-Terrorism Laws**". "**Prohibited Person**" is defined as follows:

(1) a person or entity that is listed in the Annex to the Terrorism Executive Order, or is otherwise subject to the provisions of the Terrorism Executive Order or any other Executive Order;

(2) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to the Terrorism Executive Order, or is otherwise subject to the provisions of the Terrorism Executive Order or any other Executive Order;

(3) a person or entity with whom a U.S. Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering Law, including the Terrorism Executive Order, any other Executive Order and the Patriot Act;

(4) a person or entity who commits, threatens or conspires to commit or supports "terrorism" as defined in the Terrorism Executive Order or any other Executive Order; or

(5) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

(b) Seller agrees that the foregoing representations and warranties are true on the Agreement Date and shall, as a condition to closing, be true in all material respects on the Closing Date. The provisions of this paragraph shall survive the Closing of the transaction contemplated herein for a period of one year from the Closing Date, and shall not be merged into the Deed.

(c) **NOTWITHSTANDING ANY OBLIGATION WHICH MAY BE IMPLIED UNDER APPLICABLE LAW TO THE CONTRARY, BUYER ACKNOWLEDGES THAT BUYER IS PURCHASING THE PROPERTY IN "AS-IS, WHERE-IS" CONDITION "WITH ALL FAULTS" AS OF THE CLOSING AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES, EITHER EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT AND/OR IN ANY DOCUMENT EXECUTED BY SELLER AT THE CLOSING.**

Section 5 - Buyer's Representations and Warranties

(a) As a material inducement to Seller to enter into this Agreement and consummate the purchase and sale of the property, Buyer represents and warrants as follows:

(i) Buyer is duly organized and validly existing and in good standing as a corporation under the laws of the State of Ohio.

(ii) Buyer has full power, authority and legal right to enter into this Agreement and to consummate the transaction contemplated hereby. The party signing this Agreement on behalf of Buyer has full power and authority to bind Buyer.

(b) Buyer agrees that the foregoing representations and warranties are true on the Agreement Date and shall, as a condition to closing, be true in all material respects on the Closing Date. The provisions of this paragraph shall survive the Closing of the transaction contemplated herein for a period of one year from the Closing Date, and shall not be merged into the Deed.

Section 6 – Covenants of Seller

(a) Between the Agreement Date and the Closing Date, Seller agrees that it will:

(i) maintain in full force and effect until the Closing Date casualty insurance policies insuring the Property in the amounts carried as of the Agreement Date;

(ii) at its expense, maintain the Property in its present order and condition, and deliver the Property on the Closing Date in substantially the same condition it is in on the Agreement Date, reasonable wear and tear and damages by fire and other casualty excepted;

(iii) give prompt notice, by telephone, e-mail, or fax, of any fire or other casualty affecting the Property after the Agreement Date;

(iv) deliver to Buyer, promptly after receipt by Seller, copies of all notices of violation issued by governmental authorities with respect to the Property received by Seller after the Agreement Date;

(v) promptly notify Buyer of any material change in the facts underlying any representation or warranty and of any material change in the condition or status of the Property.

(b) Between the Agreement Date and the Closing Date, Seller agrees that, without Buyer's written consent in each case, it will not:

(i) grant, modify, create, assume or permit to exist any mortgage (except for any existing mortgage(s) on the Property, which must be terminated at Closing), lien, lease, encumbrance, easement, covenant, condition, right of way or restriction upon the Property other than the Permitted Exceptions (as hereinafter defined), or voluntarily take or permit any action adversely affecting the title to the Property as it exists on the Agreement Date; or

(ii) become a party to any contract concerning the Property unless the same is terminable without penalty or premium to the then-owner of the Property upon not more than thirty (30) days' notice.

Section 7 - Instruments of Conveyance

Seller shall convey good and marketable indefeasible fee simple title to the Property to Buyer by general warranty deed (the "**Deed**"), free and clear of all defects, encumbrances and clouds on title except the following permitted exceptions (the "**Permitted Exceptions**"):

(a) those exceptions to title shown in the Title Commitment (as hereinafter defined) approved by Buyer in accordance with Section 9 hereof;

(b) real estate taxes not yet due and payable;

(c) zoning ordinances and building codes; and

(d) all legal highways.

Section 8 - Title Evidence

On the Closing Date, Buyer shall have the right to purchase an ALTA 2006 Form Owner's Policy of Title Insurance, (the "**Title Policy**") in the amount of the Purchase Price, showing fee simple title in the Property to be in Buyer, subject only to the Permitted Exceptions and with the so-called printed or standard exceptions deleted. The Title Policy shall be issued by North Star Title, 20445 Emerald Parkway, Suite 200, Cleveland, Ohio 44135 (the "**Title Company**"). Seller hereby agrees to furnish to the Title Company at Closing, a customary form of owner's affidavit (to be approved in Seller's sole discretion) to assist in the removal of the so-called "standard exceptions" other than the survey exception (the "**Owner's Affidavit**").

Section 9 - Title Defects

(a) Within five (5) business days following the Agreement Date Buyer shall order from the Title Company a commitment for the Title Policy (the "**Title Commitment**"). The Title Commitment may be updated, as applicable, to include any matters disclosed by the Survey (as hereafter defined). Within fifteen (15) business days after Buyer receives both the Title Commitment and the Survey, Buyer shall serve upon Seller a notice specifying those exceptions to title, if any, to which Buyer objects (the "**Title Defects**"). Any exceptions appearing after issuance of the Title Commitment and/or Survey shall also be deemed Title Defects unless approved in writing by the Buyer.

(b) Upon receipt by the Seller of the Buyer's notice of Title Defects, the Seller shall immediately and diligently pursue the removal of the Title Defects. The Seller shall have ten (10) days after receipt of notice in which to cure such Title Defects (or, if the Title Defects are not readily curable within said ten [10] day period, then the Seller may have such additional time as the Buyer may permit in writing, in which case, the Closing Date shall, at the Buyer's option, be extended accordingly) (said ten [10] day period, as the same may be extended, being hereinafter referred to as the "**Cure Period**"). If some or all of the Title Defects can only reasonably be cured at Closing, then Seller may covenant to cure such Title Defects at Closing, subject to Buyer's reasonable consent. Should the Seller be unable to cure the Title Defects within the Cure Period, the Seller shall notify the Buyer of such fact prior to the expiration of the Cure Period, and the Buyer shall have the option to: (i) accept the Property subject to the Title Defects, except for those Title Defects which can be cured by the payment of money only or,

with the Buyer's consent, insured through by the Title Company (which Title Defects the Seller shall discharge or insure through with the Buyer's consent prior to closing); or (ii) declare this Agreement to be null and void and of no further force or effect, in which case, the Deposit and all other sums paid or deposited by the Buyer shall be returned to the Buyer, and the Seller shall pay all title, survey and escrow costs incurred under this Agreement and any other contributions required of the Seller pursuant to this Agreement. The Buyer shall notify the Seller of its election of alternative (i) or (ii) above within ten (10) days after receipt of notice from Seller of Seller's inability to cure the Title Defects. If Buyer fails to so notify Seller within the aforesaid time period, Buyer shall be deemed to have elected alternative (ii) above.

Section 10 - Survey

Within five (5) business days following the Agreement Date, Buyer may, at Buyer's expense, order a current "as-built" survey (the "**Survey**") of the Property, in accordance with the "Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys" and in compliance with the requirements of the American Land Title Association.

Section 11 - Escrow Agent

The Title Company shall act as escrow agent (the "**Escrow Agent**"). A copy of this Agreement shall be delivered to the Escrow Agent and shall constitute instructions to the Escrow Agent, subject to the terms and conditions of its regular and usual printed form of acceptance insofar as such terms and conditions are applicable and consistent with this Agreement.

Section 12 - Possession

Possession and control of the Property, free and clear of all defects, encumbrances and clouds on title except for the Permitted Exceptions, shall be delivered to Buyer on the Closing Date.

Section 13 - Adjustments

(a) All normal and customarily proratable items, including without limitation real estate taxes shall be prorated as of the Closing Date based on the most recently available tax data, Seller being charged and credited for all of same up to such Closing Date and Buyer being charged and credited for all of same on and after such Closing Date.

(b) Buyer shall be responsible for all operating expenses of the Property incurred from the signing of the Agreement.

(c) The Escrow Agent shall prepare and deliver to the parties, prior to the Closing Date, a proposed escrow settlement statement ("**Closing Statement**") in reasonable detail reflecting the prorations and adjustments to be made on the Closing Date pursuant to this Section 13 and Section 15 below, which Closing Statement shall be subject to the approval of each of Buyer and Seller.

Section 14 - Deposit of Funds and Documents

(a) All funds and documents required from Seller and Buyer shall be deposited in escrow with the Escrow Agent prior to the Closing Date (as defined below).

(b) Seller shall deposit in escrow with Escrow Agent the following: (i) the fully-executed Deed and Bill of Sale; (ii) Seller's affidavit of non-foreign status, as contemplated by Section 1445 of the Internal Revenue Code of 1986, as amended; (iii) the Closing Statement; (iv) the Owner's Affidavit and (v) any other documents or instruments required by the terms of this Agreement or reasonably requested by the Title Company, Buyer, or Buyer's lender.

(c) Buyer shall deposit or cause to be deposited in escrow with the Escrow Agent the following: (i) the Purchase Price (subject to adjustments and prorations as provided for herein); (ii) such funds as may be due from Buyer for closing costs and any amounts due Seller by reason of prorations; (iii) the Closing Statement, (iv) a real property conveyance fee statement and all other documents or items required by the terms of this Agreement or reasonably requested by the Title Company or Seller.

Section 15 - Closing Procedures

(a) The closing of the transactions contemplated hereby (the "**Closing**") shall take place in escrow on a date mutually agreeable to Seller and Buyer not later than ten (10) days following the expiration of the Review Period, or on such other date as may be established in accordance with the provisions of this Agreement or otherwise agreed to by the parties in writing (the closing date, as the same may be so adjusted or extended, is herein referred to as the "**Closing Date**"). On the Closing Date, at such time as the Escrow Agent has in its possession all funds and documents required from Seller and Buyer, and provided all conditions to closing are either fulfilled or waived, the Escrow Agent shall do the following:

(i) Record the Deed;

(ii) Deliver to Seller the following: copies of all documents deposited by Buyer or Seller; a copy of the Bill of Sale; a copy of the settlement statement and, by wire transfer to Seller, the funds in its possession to the credit of Seller, after charging Seller and deducting from such funds: (A) the cost of the title examination, the Title Commitment and the Title Policy; (B) one-half (1/2) of the fees, costs, and expenses of the Escrow Agent, if any; (C) the full cost of any real estate conveyance fee or transfer tax charged in connection with the transfer of title; (D) the cost of removing any mortgage or other lien encumbering the Property that is not a Permitted Exception; (E) commissions due any Broker (as hereafter defined); (F) the cost of preparing and recording the Deed, and (G) any amount due Buyer by reason of prorations or required contributions hereunder.

(iii) Deliver to Buyer the following: the original recorded Deed, copies of all other documents deposited by Buyer or Seller, a copy of the settlement statement and the funds in its possession to the credit of Buyer, if any, after charging Buyer and deducting from such funds: (A) the full cost of any endorsements to the Title Policy, if any are purchased and the premium for any lender's policy of title insurance; (B) one-half (1/2) of the fees, costs, and expenses of the Escrow Agent, if any; (C) the cost of recording any mortgage under which Buyer is a mortgagor; and (D) any amount due Seller by reason of prorations hereunder.

Section 16 - Real Estate Brokers

Each party hereto represents to the other that such party has not dealt with any real estate broker or finder in connection with the transaction contemplated by this Agreement other than Berkshire Hathaway Real Estate Services and Global Real Estate Advisors (collectively, the "**Broker**"). Seller agrees to hold Buyer harmless from the payment of any commission due Broker. In the event that the acts of either party shall result in any broker's or finder's commission or fee being found due and payable to any party other than the Broker, such causing party agrees to hold the other party harmless from the payment of any such commission or fee and all costs, expenses and fees (including reasonable attorney fees) in respect thereto. Notwithstanding anything herein contained to the contrary, this Section 16 shall survive closing and shall not be merged into the Deed.

Section 17 - Risk of Loss

(a) Risk of loss until the Closing Date shall be borne exclusively by Seller. In the event of damage or destruction to all or part of the Property, the replacement or restoration cost of which exceeds Fifty Hundred Thousand and 00/100 Dollars ($50,000.00) (the "**Material Damage**"), Buyer shall have the option of (i) terminating this Agreement and receiving a full return of the Deposit, exercisable upon delivery of written notice of such termination within ten (10) business days following Seller's notice to Buyer of the casualty event, or (ii) accepting the Property, together with an assignment by Seller of all of Seller's rights under policies of insurance upon Property covering such damage or destruction and the amount of any deductible shall be subtracted from the Purchase Price and Buyer shall acquire the Property pursuant to this Agreement without any further reduction in the Purchase Price. If Buyer does not deliver notice of its election to terminate this Agreement within the ten (10) business day time period set forth above, then Buyer shall be deemed to have elected to not terminate this Agreement and to proceed with the transactions contemplated hereby. Notwithstanding anything herein contained to the contrary, in the event that Buyer elects to terminate this Agreement pursuant to this Section, then the provisions of Section 21 shall apply. In the event that the damage or destruction to the Property is less than Material Damage, Buyer may not terminate this Agreement; provided, however, Seller shall assign all of Seller's rights under policies of insurance upon the Property covering such damage or destruction and the amount of any deductible shall be subtracted from the Purchase Price and Buyer shall acquire the Property pursuant to this Agreement without any further reduction in the Purchase Price.

(b) In the event of a taking of all or any material portion of the Property by reason of eminent domain, or deed in lieu thereof, Buyer shall have the option of (i) terminating this Agreement and receiving a full return of the Deposit, exercisable upon delivery of written notice of such termination within ten (10) business days following Seller's notice to Buyer of the notice of taking or (ii) accepting the Property, together with an assignment by Seller of all of Seller's rights to the proceeds of such taking or deed in lieu thereof. Notwithstanding anything herein contained to the contrary, in the event that Buyer elects to terminate the Agreement pursuant to this section, then the provisions of Section 21 shall apply. If Buyer does not deliver notice of its election to terminate this Agreement within the ten (10) business day time period set forth above, then Buyer shall be deemed to have elected to not terminate this Agreement and to proceed with the transactions contemplated hereby.

Section 18 - Further Assurances

Subject to the express terms and conditions of this Agreement, each party shall take such actions and provide to the other such assurances as may be reasonably requested to consummate the transactions contemplated hereby, including providing such further documents or instruments reasonably requested by the other party as may be reasonably necessary to effect the purpose of this Agreement and carry out its provisions. The provisions of this Section 18 shall not operate to expand or enlarge the specific obligations of either Buyer or Seller expressly set forth in this Agreement and shall survive closing and shall not be merged into the Deed.

Section 19 - Conditions to Closing

(a) Buyer's obligations under this Agreement are subject to and conditioned upon the following, any one or all of which may be waived in writing by Buyer in Buyer's sole discretion:

(i) All warranties and representations of Seller shall be true and correct on the Closing Date.

(ii) The Title Company shall be in a position to issue the Title Policy to Buyer on the Closing Date subject only to the Permitted Exceptions.

(iii) The Property shall be in substantially the same physical condition that it was in on the Agreement Date, subject to reasonable wear and tear and damage by casualty.

(iv) Seller shall have delivered all other items required by this Agreement to be delivered by it and shall not be in default under the terms hereof.

(v) Any lender providing mortgage financing for Buyer's purchase of the Property shall be in a position to close.

If any of the foregoing conditions are not fulfilled by the Closing, then Buyer shall have the right, exercisable by delivering written notice to Seller, to terminate this Agreement, in which event the provisions of Section 21 below shall apply; provided, however, that in the event any failure of a condition constitutes a default by Seller under Section 20 below, then Buyer shall be entitled to exercise the remedies set forth in Section 20 below.

Section 20 - Events of Default

(a) In the event of a default by Seller in the performance or observance of any of Seller's duties or obligations herein contained, and upon the failure of Seller to cure such default within ten (10) days following written notice thereof from Buyer, Buyer, at its option and as its sole remedies, may either: (a) terminate this Agreement and receive the return of the Deposit; or (b) bring an action for specific performance of this Agreement, or (c) bring an action against Seller exercising all of Buyer's rights at either law or equity.

(b) If the Closing does not timely occur due to a default by Buyer that is not cured within ten (10) days following written notice thereof from Seller, Seller may terminate this Agreement and the Escrow Agent shall pay to Seller the Deposit as liquidated damages and as Seller's sole and exclusive remedy against Buyer.

(c) If any legal action or other similar proceeding is commenced to enforce or interpret any provisions of this Agreement, the prevailing party shall be entitled to award of its reasonable attorney's fees and expenses. The phrase "prevailing party" shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise. No failure by either party to insist upon strict performance by the other party of any provision hereof shall constitute a waiver of strict performance thereof, and no express waiver shall be deemed to apply to any other existing or subsequent failure of performance whether similar or dissimilar.

Section 21 – Termination.

In the event of the termination of this Agreement that, by the express terms of this Agreement, is governed by this Section 21, the Deposit and all other sums deposited by Buyer with the Escrow Agent shall be returned to Buyer, all documents delivered into escrow shall be returned by the Escrow Agent to the depositing party, and each party shall pay any costs theretofore incurred by it or for which such party is responsible in accordance with the terms hereof, whereupon neither party shall have any additional liability hereunder and this Agreement shall be terminated, except provisions designated to survive termination shall survive such termination and remain in effect.

Section 22 - Tax Reporting

The parties hereby designate the Escrow Agent to serve as "Real Estate Broker", as defined in Section 6045 of the Internal Revenue Code as amended, for the purpose of making such reports and filing such returns as shall be required thereunder from time to time.

Section 23 - Confidentiality.

Neither the existence nor the terms of this Agreement shall be disclosed by Seller or Buyer to any third party, including any governmental entity or official, without the prior approval of the other party hereto; provided, however, Seller and Buyer shall be entitled to disclose the existence and terms of this Agreement to the their respective employees, partners, officers, directors, prospective lenders and accountants, attorneys and other professional advisors, and (including but not limited to the Escrow Agent, Title Company, surveyors, architects, engineers, and consultants) to the extent necessary to negotiate the terms of, and perform their obligations under, this Agreement.

Section 24 - Miscellaneous

(a) Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural and the masculine to include the feminine and neuter.

(b) This Agreement, and all Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the transactions herein contemplated. Any modifications or amendments to this Agreement shall be effective only if in writing and executed by each of the parties hereto. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, by and between Buyer and Seller with respect to the purchase and sale of the Property are superseded and merged into this instrument, and shall be null, void and of no further force and effect from and after the Agreement Date.

(c) Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered by e-mail and either (i) in person, (ii) by certified or registered U.S. mail, postage prepaid, return receipt requested, (iii) by commercial overnight courier service (with evidence of delivery), and shall be addressed as follows:

If to Seller, to:

Eucpico, LLC
11739 E Hill Dr
Chesterland, OH 44026
E-mail: ____________________

With a copy to:

Global Real Estate Advisors, Inc.
8585 East Ave
Mentor, Ohio 44060

E-mail: tim@globalcommercialre.com

If to Buyer, to:

Intellitronix Corp.
34099 Melinz Parkway
Unit E
Eastlake, Ohio 44095
E-mail: ____________________

With a copy to:

Evan S. Hirsch, Esq.
Singerman, Mills, Desberg & Kauntz Co., LPA
3333 Richmond Road, Suite 370
Beachwood, Ohio 44122
ehirsch@smdklaw.com

Either party hereto may change the name and address of the designee to which notice shall be sent by giving notice of such change to the other party hereto as hereinbefore provided. Any notice shall be effective on delivery or on the date delivery was refused.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, with regard to it choice or conflicts of law provisions.

(e) Except as otherwise provided in this Agreement, the parties agree that each of the agreements, covenants, representations and warranties set forth in this Agreement shall survive the delivery and recording of the Deed for a period of one year from the Closing Date, and shall not be merged therein or extinguished thereby.

(f) This Agreement shall be binding upon, and inure to the benefit of, Seller and Buyer and their respective successors and assigns and no other person shall be a third party beneficiary under, or have any rights or remedies under or with respect to, this Agreement; provided, that Buyer shall not transfer or assign this Agreement, or any of its rights or obligations hereunder, without the prior written consent of Seller, which consent may not be unreasonably withheld, conditioned, or delayed; and provided further, however, that with prior written notification but without the consent of Seller, Buyer may assign its rights under this Agreement to an Affiliate (defined below) of Buyer, or Buyer may designate an Affiliate to be the grantee under the Deed and all other instruments of transfer related thereto or contemplated by this Agreement. If Buyer shall make such assignment prior to Closing, Buyer shall deliver to Seller a copy of each instrument effecting any assignment by Buyer to such Affiliate, together with an agreement of the assignee(s) assuming all of the terms and conditions of this Agreement to be performed by it. For the purposes thereof, the term "Affiliate" means with respect to any party to this Agreement, any other person which controls, is controlled by or is under common control with such person, whether by ownership of equity interests or voting power.

(g) This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement.

(h) The captions of the Sections of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms or provisions of this Agreement.

(i) The parties agree that this Agreement may be transmitted between them by facsimile machine and/or by PDF through e-mail. The parties intend that faxed and/or PDF signatures constitute original signatures and that a faxed and/or PDF Agreement containing the signatures (original or faxed / PDFed) of all of the parties is binding on the parties. This Agreement may be signed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(j) If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the parties have hereunto set their hands hereto the dates set forth below.

SIGNATURES:

BUYER:
INTELLITRONX CORP.

By: Paul Spivak
dotloop verified
02/18/20 12:00 PM EST
KWX9-4LSH-6TBB-YHPF

Its: President

Print: Paul Spivak

2-17, **2020**

SELLER:
EUCPICO LLC

By: Leonard A Lowe

Its: MANAGING MEMBER

Print: LEONARD A LOWE

2-17, **2020**

EXHIBIT "A"

Ohio | Department of Commerce
Division of Real Estate & Professional Licensing

AGENCY DISCLOSURE STATEMENT

EQUAL HOUSING OPPORTUNITY

The real estate agent who is providing you with this form is required to do so by Ohio law. You will not be bound to pay the agent or the agent's brokerage by merely signing this form. Instead, the purpose of this form is to confirm that you have been advised of the role of the agent(s) in the transaction proposed below. (For purposes of this form, the term "seller" includes a landlord and the term "buyer" includes a tenant.)

Property Address: 1148 East 222nd Street Euclid, Ohio 44117

Buyer(s): Intellitronix/ Paul Spivak

Seller(s): Eucipico, LLC

I. TRANSACTION INVOLVING TWO AGENTS IN TWO DIFFERENT BROKERAGES

The Seller will be represented by Timothy Sawicki (AGENT(S)), and Global Real Estate Advisors, Inc. (BROKERAGE)

The Buyer will be represented by Marina Sozina and Michael Kaim (AGENT(S)), and Berkshire Hathaway Home Services (BROKERAGE)

II. TRANSACTION INVOLVING TWO AGENTS IN THE SAME BROKERAGE

If two agents in the real estate brokerage ________ represent both the buyer and the seller, check the following relationship that will apply:

☐ Agent(s) ________ work(s) for the buyer and Agent(s) ________ work(s) for the seller. Unless personally involved in the transaction, the principal broker and managers will be "dual agents," which is further explained on the back of this form. As dual agents they will maintain a neutral position in the transaction and they will protect all parties' confidential information.

☐ Every agent in the brokerage represents every "client" of the brokerage. Therefore, agents ________ and ________ will be working for both the buyer and seller as "dual agents." Dual agency is explained on the back of this form. As dual agents they will maintain a neutral position in the transaction and they will protect all parties' confidential information. Unless indicated below, neither the agent(s) nor the brokerage acting as a dual agent in this transaction has a personal, family or business relationship with either the buyer or seller. *If such a relationship does exist, explain:* ________.

III. TRANSACTION INVOLVING ONLY ONE REAL ESTATE AGENT

Agent(s) ________ and real estate brokerage ________ will

☐ be "dual agents" representing both parties in this transaction in a neutral capacity. Dual agency is further explained on the back of this form. As dual agents they will maintain a neutral position in the transaction and they will protect all parties' confidential information. Unless indicated below, neither the agent(s) nor the brokerage acting as a dual agent in this transaction has a personal, family or business relationship with either the buyer or seller. *If such a relationship does exist, explain:* ________.

☐ represent only the (*check one*) ☐ seller or ☐ buyer in this transaction as a client. The other party is not represented and agrees to represent his/her own best interest. Any information provided the agent may be disclosed to the agent's client.

CONSENT

I (we) consent to the above relationships as we enter into this real estate transaction. If there is a dual agency in this transaction, I (we) acknowledge reading the information regarding dual agency explained on the back of this form.

Paul Spivak for Intellitronix
DATE

Paul Spivak — dotloop verified 02/12/20 5:26 PM EST XU9X-CW2L-PSBO-JZPV

Leonard A Lowe — SELLER/LANDLORD — 2-12-2020 DATE

LEONARD A LOWE — SELLER/LANDLORD — 2-12-2020 DATE

DUAL AGENCY

Ohio law permits a real estate agent and brokerage to represent both the seller and buyer in a real estate transaction as long as this is disclosed to both parties and they both agree. This is known as dual agency. As a dual agent, a real estate agent and brokerage represent two clients whose interests are, or at times could be, different or adverse. For this reason, the dual agent(s) may not be able to advocate on behalf of the client to the same extent the agent may have if the agent represented only one client.

As a dual agent, the agent(s) and brokerage shall:

- Treat both clients honestly;
- Disclose latent (not readily observable) material defects to the purchaser, if known by the agent(s) or brokerage;
- Provide information regarding lenders, inspectors and other professionals, if requested;
- Provide market information available from a property listing service or public records, if requested;
- Prepare and present all offers and counteroffers at the direction of the parties;
- Assist both parties in completing the steps necessary to fulfill the terms of any contract, if requested.

As a dual agent, the agent(s) and brokerage shall not:

- Disclose information that is confidential, or that would have an adverse effect on one party's position in the transaction, unless such disclosure is authorized by the client or required by law;
- Advocate or negotiate on behalf of either the buyer or seller;
- Suggest or recommend specific terms, including price, or disclose the terms or price a buyer is willing to offer or that a seller is willing to accept;
- Engage in conduct that is contrary to the instructions of either party and may not act in a biased manner on behalf of one party.

Compensation: Unless agreed otherwise, the brokerage will be compensated per the agency agreement.

Management Level Licensees: Generally, the principal broker and managers in a brokerage also represent the interests of any buyer or seller represented by an agent affiliated with that brokerage. Therefore, if both buyer and seller are represented by agents in the same brokerage, the principal broker and manager are dual agents. There are two exceptions to this. The first is where the principal broker or manager is personally representing one of the parties. The second is where the principal broker or manager is selling or buying his own real estate. These exceptions only apply if there is another principal broker or manager to supervise the other agent involved in the transaction.

Responsibilities of the Parties: The duties of the agent and brokerage in a real estate transaction do not relieve the buyer and seller from the responsibility to protect their own interests. The buyer and seller are advised to carefully read all agreements to assure that they adequately express their understanding of the transaction. The agent and brokerage are qualified to advise on real estate matters. IF LEGAL OR TAX ADVICE IS DESIRED, YOU SHOULD CONSULT THE APPROPRIATE PROFESSIONAL.

Consent: By signing on the reverse side, you acknowledge that you have read and understand this form and are giving your voluntary, informed consent to the agency relationship disclosed. If you do not agree to the agent(s) and/or brokerage acting as a dual agent, you are not required to consent to this agreement and you may either request a separate agent in the brokerage to be appointed to represent your interests or you may terminate your agency relationship and obtain representation from another brokerage.

Any questions regarding the role or responsibilities of the brokerage or its agents should be directed to: attorney or to:

Ohio Department of Commerce
Division of Real Estate & Professional Licensing
77 S. High Street, 20th Floor
Columbus, OH 43215-6133
(614) 466-4100

Ohio | Department of Commerce
Division of Real Estate & Professional Licensing

EQUAL HOUSING OPPORTUNITY

GLOBAL Real Estate Advisors Inc.

BROKER

Mentor Corporate Center 8585 East Ave, Mentor, Ohio 44060

February 6, 2020

Berkshire Hathaway
Marina Sozina

***Re: Letter of Intent-Counterproposal for* 1148 East 222nd, Euclid, Ohio 44117**

Dear Marina;

Thank You for your letter of intent to purchase the above captioned property dated February 4, 2020

In reviewing the terms and conditions you proposed my client has authorized me to present you as a counterproposal to your terms and conditions:

1) SELLER:	Eucpico LLC
2) PURCHASER:	Intellitronix Corp
3) DESCRIPTION OF PROPERTY:	1148 East 222nd Street Euclid, Ohio 44117 Approximately 26,000 Square Foot Building on 2.0+/- Permanent parcel # 646-13-004, 646-13-007
4) PURCHASE PRICE:	$675,000.00 Payable as follows: ($50,000) Fifty Thousand Dollars of Earnest Money payable upon execution of satisfactory agreed upon purchase agreement and held with Title company. $625,000.00 Thousand Dollars payable at closing.
5) TITLE COMPANY:	North Star Title 20445 Emerald Parkway Suite 200 Cleveland, Ohio 44135

6) CLOSING:

Closing to occur 60 days from the signing of a mutually agreed upon purchase agreement prepared by the purchaser, or a mutually agreed upon date by both parties.

7) DUE DILIGENCE:

Buyer shall have a period of 60 days from execution of the Purchase Contract to conduct all due diligence and feasibility studies it desires concerning the property. ~~In the event the purchaser notifies the seller that they need to extend the due diligence period the buyer will forfeit their earnest money to the Seller.~~

If Buyer elects to terminate the Purchase Contract for any reason at or prior to the end of the Due Diligence period, in writing, the deposit will be returned to the Buyer, the Purchase Contract shall terminate, and there will be no further obligations between the parties.

8) CONTINGENCIES:

1) Satisfactory Appraisal to be paid by the Buyer.
2) Inspection of the property
3) Bank Financing
4) All Inspections and survey will be paid by the Buyer.

9) PURCHASE AND SALES AGREEMENT:

If Purchaser agrees with this proposal, the Purchaser will forward a Purchase and Sales Agreement within (7) Days of acceptance. The Purchase and Sales Agreement shall include representations and warranties, and covenants customary for a transaction of this nature.

10) PROPERTY INFORMATION:

The Seller will provide all reports and information of the property that he has in his possession after the Purchase agreement is executed.

11) BROKERS AND AGENCY DISCLOSURE:

It is understood that Michael Kaim (Broker) And Maria Sozina, BHHS represent the buyer in this transaction and Tim Sawicki SVP of Global Real Estate Advisors Inc. Represents the Seller it is also understood that the Seller will be responsible for a commission at closing out of escrow as specified under a separate agreement with Global Real Estate Advisors Inc. No other Agent or Broker is involved in this transaction and each party will hold the other harmless from any claims.

12) ACKNOWLEDGEMENTS: Both parties acknowledge and agree that this letter of intent is not a legally binding instrument and that additional terms must be negotiated before a legally binding agreement is reached. This proposal is specifically conditioned upon the preparation, negotiation, and execution of a purchase agreement in a form mutually acceptable to Seller and Buyer.
This offer is only valid until Monday February 10, 2020 at 5:00 PM EST. After which the terms and conditions are Null and Void.

Please call with any questions and we look forward to your acceptance of the proposed terms.
Timothy Sawicki 440-283-5143 Cell
Sincerely,
Global Real Estate Advisors inc.

Timothy Sawicki
Senior Vice President

Terms and Conditions Agreed to BY:

Buyer: Paul Spivak
Print: Paul Spivak
Title: President
Date: Febuary 8, 2020

Seller: Leonard A Lowe
Print: LEONARD A LOWE
Title: MANAGING MEMBER
Date: FEBRUARY 8, 2020

BERKSHIRE HATHAWAY
HomeServices
Professional Realty

LETTER OF INTENT TO PURCHASE

DATE: 02/04/2020

SELLER(S): Eucipico LLC

Via email: ____________________

Re: Proposed acquisition of 1148 East 222nd street, Euclid, OH 44117
Property address

The purpose of this Letter of Intent is to indicate the intent of Intellitronix Corp to purchase the below-referenced Property from Eucipico LLC, subject to the following terms and conditions:

1. SELLER: Eucipico LLC (the "Seller(s)").
2. BUYER(S): Intellitronix Corp (the "Buyer(s)").
3. DESCRIPTION OF PROPERTY: Fee title in land, all appurtenant rights thereto, and all improvements and fixtures, including the buildings thereon consisting of approximately 26,000 square feet on parcel 646-13-004, located at 1148 East 222nd str, Euclid, OH (the "Property").
4. PURCHASE PRICE: The purchase price (the "Purchase Price") for the Property is $675,000 ($ 675,000), payable on the Closing Date to Seller to be delivered to escrow prior to the Close of Escrow.
5. TERMS:
   - ☑ Buyer to obtain a satisfactory mortgage loan
   - ☐ Buyer to pay cash at closing

   Any financing contingency shall be considered satisfied and waived unless Buyer notifies Seller prior to the expiration of the Due Diligence period.

6. DEPOSIT: Upon execution of a mutually acceptable Purchase Contract, Buyer shall deposit fifty thousand ($50,000) into an escrow account (the "Deposit"). If Buyer elects to terminate the Purchase Contract for any reason at or prior to the end of the Due Diligence Period, the Deposit will be returned to Buyer.

7. ESCROW HOLDER/TITLE COMPANY: Northstar Title Services

8. PURCHASE CONTRACT: Following execution and delivery of this Letter of Intent to purchase, Seller shall prepare the initial draft of Purchase and Sale Agreement for the Property (the "Purchase Contract") upon the basic business terms and conditions set forth in this Letter of Intent. The Purchase Contract shall contain indemnification provisions, representations and warranties, and such other terms and conditions as are mutually agreed upon.

9. DUE DILIGENCE PERIOD: Buyer shall have a period of sixty 60 days from execution of the Purchase Contract to conduct all due diligence and feasibility studies it desires concerning the Property. Buyer reserves the right to exercise a one-time extension option to extend the Due Diligence Period an additional thirty (60) days. In the event Buyer notifies Seller within the Due Diligence Period that Buyer is so satisfied, Seller and Buyer shall proceed to closing in accordance with the Purchase Contract. Otherwise, the Purchase Contract shall terminate, and there will be no further obligations between the parties.

10. ACCESS TO SITE: Buyer shall have the non-exclusive right and license for Buyer and Buyer's representatives, agents, and contractors to enter upon the Property or any portion thereof for the purposes of for performing due diligence activities, investigating and inspecting the Property and

performing tests, studies and analyses with respect to the Property. The inspection activities on the Property may include, without limitation, Phase I and Phase II environmental site assessments and such other tests, investigations or reports determined by Buyer to be necessary in Buyer's sole discretion. Buyer agrees to indemnify, defend, and hold harmless Seller for, from, and against any and all claims arising out of Buyer's exercise of the rights including, without limitation, any claims relating to mechanics' or materialmen's liens. Seller hereby agrees to cooperate with Buyer and its vendors relative to any continuing Due Diligence activities and requests.

11. CLOSING DATE: Escrow shall close on or before 5/4/2020 (_____) days following the end of the Due Diligence Period. Additionally, the Buyer reserves the right to exercise a one-time extension option to extend Closing an additional fourteen (14) days. At the closing, the Property shall be transferred by warranty deed to Buyer free and clear of all monetary liens and encumbrances and such other encumbrances approved by Buyer during the Due Diligence Period.

12. PROPERTY INFORMATION: Within ten (10) days after execution of the Purchase Contract, Seller shall deliver to Buyer copies of the following, but only to the extent in Seller's possession or control:

(i) all leases, lease amendments and addendums affecting the Property and recent rent rolls therefor;

(ii) all licenses, maps covenants, conditions, restrictions and permits affecting the Property;

(iii) to the extent not already listed herein, all material agreements and any other documents concerning the Property which will survive Closing including maintenance, security, property management, or other agreements, if any;

(iv) all plans, surveys, drawings and specifications of the improvements, including the most recent ALTA survey of the Property;

(v) any soils reports, engineering and architectural studies,

grading plans, topographical maps and similar data in Seller's possession or control, and

(vi) all seismic and/or environmental reports or tests and/or studies regarding the Property.

(vii) all historical financial information or reports regarding the property including Operating statements for 2015, 2016 and 2017 and the most recent tax bills for the year.

(viii) The current title insurance policy.

13. COSTS: Except as otherwise specified herein, each party hereto shall pay all of its own costs and expenses incurred in connection with the transactions contemplated hereunder. Seller shall pay transfer taxes, title insurance costs for an ALTA (standard coverage) policy in the amount of the Purchase Price, and documentary recording costs for the deed, any deed of trust reconveyances/lien releases/lien terminations, and one-half of all escrow fees. Buyer shall pay the additional title insurance costs for an ALTA (extended coverage) policy, and the costs incurred in connection with obtaining any title endorsements. All other costs and proration's, including, but not limited to real estate tax proration shall be allocated between the parties in accordance with local custom.

14. BROKERS: Michael Kaim and Marina Sozina ("Buyer's Agent") with BHHS shall represent the Buyer and Tim and Neil Sawicki ("Seller's Agent") with Global Real Estate Advisors Inc shall represent the Seller. The Seller shall pay a commission To BHHS per a separate agreement equal to two percent 2 ☑ % or ☐ $) of closing price. Seller shall pay its agent, Tim and Neil Sawicki with Global Real Estate Advisors per the terms of its listing agreement.

15. EXCLUSIVITY: In consideration of Buyer's commitment to expend significant time,

BERKSHIRE HATHAWAY HomeServices Professional Realty

effort and expense to evaluate the acquisition of the Property, Seller agrees that for a period of fourteen (14) business days from the date of Seller's execution of this Letter of Intent, Seller shall not offer the Property (or any interest therein) for sale to any other party or negotiate, solicit or entertain any offers to purchase the Property (or any interest therein).

Although this Letter of Intent is not intended to articulate every detail of the proposed transaction, the parties agree to negotiate in good-faith to incorporate its provisions (including the Purchase Price, timing, and other material terms) into a Purchase Contract acceptable to each of the Buyer and Seller in their respective reasonable discretion.

The undertaking of the parties to negotiate the Purchase Contract in good faith is not intended to constitute an agreement to agree.

This Paragraph 13 shall be of no further effect if a Purchase Contract, mutually agreeable to the parties, is not signed and delivered within fourteen ______ (14) business days from the Seller's execution of this Letter of Intent.

16. COUNTERPARTS; E-MAIL DELIVERY: This Letter of Intent may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The parties shall be entitled to rely upon a pdf sent via e-mail or other electronic form of communication of a signed copy of this Letter of Intent as if it were an original signed counterpart.

17. RESPONSE TIME: In the event that Seller does not receive from Buyer countersignature below by 12:00 noon Eastern Time on____________________, this Letter of Intent shall automatically terminate.

Other than the "Exclusivity" section above (which shall be binding and enforceable upon mutual execution of this Letter of Intent), this Letter of Intent is not intended to articulate every detail of the proposed transaction

and it shall not create or constitute an enforceable agreement, unless and until its provisions are incorporated in a Purchase Contract and such Purchase Contract (if any) is executed by the parties. All terms and conditions to be contained in the Purchase Contract shall be acceptable to each of the Buyer and Seller in their respective sole discretion. The parties further agree that until a final Purchase Contract is signed by all parties, any offers, drafts, or other communications shall have absolute no legal effect, shall not be used to impose any legally binding obligation on another party, and shall not be used as evidence of any oral or implied agreement between the parties or as evidence of the terms and conditions of any implied agreement.

If the basic terms of this Letter of Intent are acceptable, please countersign below and return. We look forward to hearing from you.

Sincerely,

Marina Sozina
dotloop verified
02/04/20 4:33 PM EST
RFE6-GFYG-NCVQ-LLH2

Berkshire Hathaway HomeServices Professional Realty

The foregoing is agreed and accepted as of this 4th day of February, 2020

Seller: ______________________________

By: ______________________________

This Letter of Intent to serve as an initial agreement between the Buyer and the Seller. Upon the agreement, the actual Purchase Agreement will be prepared by the Buyers attorney and presented to the Seller for signatures to move forward with such purchase. After the Letter of Intent is accepted and signed by the Seller, the Buyer is to have access to the property until the closing date to start removal of debris, etc , to ensure the Buyer can move into the building right upon closing (Buyer is to assume payment of utilities only, Seller to pay taxes and insurance until the closing date). Offer is contingent on due diligence (inspections), a satisfactory appraisal.

LETTER OF INTENT

SILVER HILL FUNDING

02/04/2020

BEA Capital LLC
11211 Prouty Road
Concord Township, OH 44077

RE: 1148 East 222nd Street, Euclid, OH 44117

Silver Hill Funding, LLC and its successors and/or assigns as their interest may appear, is pleased to present the attached non-binding Letter of Intent (LOI) with the following pre-approved terms.

SPONSORSHIP	
Proposed Borrower(s):	Intellitronix Corp
Proposed Guarantor(s):	Paul Spivak
Loan Number:	50008189
SUBJECT PROPERTY	
Address:	

PROPOSED TERMS			
Expiration Date:	05/04/2020	Occupancy:	Owner Occupied
Loan Term:	5 Yr Hybrid Bank Statement	Property Type:	Light Industrial
Amortization:	30 Years	LTV/Lien Position:	75.00 %/ 1st Position
Loan Amount:	612,500	No subordinate or secondary financing allowed.	
Purpose:	Purchase		
P&I Payment:	$4,107.06		
Interest Rate/Margin:	Fixed at 6.875 % for the first 60 months. Thereafter, Prime Rate (Currently 4.75%) plus 2.125% adjusted every year (12 months).		
Prepayment Fee Term:	5% for year 1, 4% for year 2, 3% for year 3, 2% for year 4, 1% for year 5		

FEES DUE NOW	
Fee Deposit:	$500.00 Due with execution of the LOI (Non-refundable, Credited at Closing)

PAYMENT METHOD

To continue with the approval process for your loan, please click here to pay for your upfront fees:

FEES DUE AT CLOSING					
Broker Processing Fee:	$0.00	Broker Fees/Points:	1 Point(s)	Rate Buydown Fee:	0 Point(s)
Estimated Appraisal Fee:	3,000.00	Underwriting Fee:	$2,000.00	Legal Document Prep Fee:	$1,500.00
Third Party Loan Costs & Fees:	Varies (3rd party fees include but are not limited to Title, Appraisal, Environmental, Credit Report and Flood)				

CONTACT INFORMATION (FOR APPRAISAL)

Name & Position of Property Contact: ______________________

Phone Number: ______________________

In addition to the terms above, some helpful facts to know are: the loan may be assumable at Silver Hill Funding's discretion; interest is calculated on an actual/360 day basis, the loan is full recourse to the guarantor(s), monthly escrow for taxes and insurance is required, environmental due diligence, flood, title search/review and insurance (and possibly a survey) are required. All third party fees and additional loan cost including legal document preparation fees for some states where required will be your responsibility at closing. Silver Hill Funding reserves the right to collect the appraisal report fee or any portion thereof prior to engaging an appraiser. The Rate and Margin are based on the Wall Street Journal Prime. Silver Hill programs all require first lien position and do not permit subordinate or secondary financing on the property. Lender/Servicer may require borrower to submit yearly financial reports. The collateral may be released in full, but not in part, only upon full payment of the loan. This LOI in its entirely expires unless signed before 11/21/2019.

The guarantor(s) authorize and consent to Lender's due diligence on the guarantor(s) and the property. Please note that this LOI is based solely upon information you have provided to us in your loan application. Although such information is deemed reliable, it has not yet been verified. Formal loan approval may only be granted after your complete loan application has been submitted for underwriting consideration along with appraisal, credit reports and any other information we may require.

... does not constitute a loan approval, and is instead a preliminary assessment of your creditworthiness. The terms and conditions contained within this letter cancel/replace the terms and conditions of any prior dated letter referring to the listed collateral, and are subject to quality control review, which includes, but is not limited to, loan underwriting, approval of pricing loan to value, interest rate, margin (if applicable), and loan type. Applicant(s) certify that the information provided in order to issue this Letter of Intent (LOI) and in all loan documents submitted to Lender is true and correct as of the date set forth opposite my/our signature(s) on this LOI. Applicant represents that the loan being requested will be incurred by the proposed borrowers solely for the purpose of carrying on a business or commercial enterprise as disclosed to Silver Hill Funding. All parties signing this LOI are affirming their intent to apply for joint credit. A single signature implies intent for individual credit. Fees Due at Closing are estimated and are subject to changes depending on loan amount, property type and location.

I hereby authorize Silver Hill Funding, LLC, and its successors and/or assigns as their interest may appear, to verify any and all information provided or requested with this application, including but not limited to my past and present employment, earning records, bank accounts, stock holdings and any other asset balances needed to process my loan application.

I understand that false information and statements may result in possible prosecution under federal and state laws. Further, I understand that my information will be scrubbed against the OFAC, SDN lists, exclusionary and other lists to confirm compliance with the USA Patriot Act, counter-terrorism regulations and BSA/AML regulations.

I certify by signing below that this is not an approval or commitment to lend and that I may by denied at any time during the process for reasons including but not limited to credit worthiness such as; collateral issues, business practices or unstable government/political climate within a country.

Paul Spivak

Paul Spivak
Signature & Authorization — Date: 02/04/2020

165-54-7026
Social Security Number — Date of Birth: 4-7-59

309 Lake Breeze Cove, Eastlake, OH 44095
Home Address — City, State, Zip Code

We appreciate your business, and look forward to working with you throughout the processing of your loan.

As always, if you should have any questions regarding this LOI or Silver Hill's programs please feel free to contact your Regional Manager.

Sincerely,
Jennifer Sarafinski

Silver Hill Funding
NMLS #1564077
4425 Ponce De Leon Blvd., Suite 250
Coral Gables, Florida 33146
Telephone: (855) 854-9702
Email: jennifers@silverhillfunding.com
Web: www.SilverHillFunding.com

TITLE PREFERENCE AND DECLARATIONS

The Lender requires title insurance on all loans and as part of our lending services we will manage the title process if you choose. Once the signed Letter of Intent is returned, an email will be sent to your mortgage broker which will start the title order process by selecting one of the options listed below.

OPTION 1 (RECOMMENDED)
THE LENDER SHALL ORDER MY TITLE INSURANCE FOR ME THROUGH ONE OF ITS APPROVED AGENTS.

OPTION 2
THIS IS A PURCHASE AND SELLER WILL ORDER TITLE INSURANCE. Due to contractual obligations, the Seller is required to order Title.

OPTION 3
I, THE BORROWER, WILL ORDER TITLE INSURANCE.

ADDITIONAL INFORMATION FOR ALL REFINANCES

NAME OF PERSON(S) OR ENTITY HOLDING TITLE NOW (REQUIRED): ______________________

PERSONAL DECLARATIONS		
If you answer "Yes" to any questions A through F, please provide a separate explanation.	**Borrower**	**Co-Borrower**
A. Are there any outstanding judgments against you?	☐ Yes ☑ No	☐ Yes ☐ No
B. Have you declared bankruptcy within the last 4 years?	☐ Yes ☑ No	☐ Yes ☐ No
C. Have you had property foreclosed upon or given title in lieu thereof in the last 4 years?	☐ Yes ☑ No	☐ Yes ☐ No
D. Are you party to a lawsuit?	☐ Yes ☑ No	☐ Yes ☐ No
E. Have you directly or indirectly been obligated on any loan which resulted in foreclosure, transfer of title in lieu of foreclosure or judgment in the last 4 years?	☐ Yes ☑ No	☐ Yes ☐ No
F. Are you presently delinquent or in default on any Federal debt or any other loan, mortgage, financial obligation or loan guarantee?	☐ Yes ☑ No	☐ Yes ☐ No
G. Are you obligated to pay alimony, child support or separate maintenance?	☐ Yes ☑ No	☐ Yes ☐ No
H. If applicable, do you intend to occupy the property as your primary housing residence?	☐ Yes ☑ No	☐ Yes ☐ No
I. Have you been convicted of a felony within the past 10 years?	☐ Yes ☑ No	☐ Yes ☐ No
J. Are you a U.S. citizen?	☑ Yes ☐ No	☐ Yes ☐ No
K. Are you a permanent resident alien?	☐ Yes ☑ No	☐ Yes ☐ No
If you answered no to questions J and K, please provide visa status:		

BUSINESS DECLARATIONS Please select N/A if you are closing as an individual and your business is not going to occupy the subject property.	
Neither my business, nor any principal of my business has declared bankruptcy in the last 4 years.	☑ True ☐ False ☐ N/A
Neither my business, nor any principle of my business is a party to any lawsuit.	☑ True ☐ False ☐ N/A
My business has never defaulted on any Federal debt including SBA loans.	☑ True ☐ False ☐ N/A
No principle of my business has had a property foreclosed within the past 4 years.	☑ True ☐ False ☐ N/A
The business has neither been denied a license, certification or ability to conduct business nor been suspended or administratively limited to its ability to conduct business.	☑ True ☐ False ☐ N/A
Please explain any declaration with "false" response or provide documentation:	

INFORMATION FOR GOVERNMENT MONITORING PURPOSES

The purpose of collecting this information is to help ensure that all applicants are treated fairly and that the housing needs of communities and neighborhoods are being fulfilled. For residential mortgage lending, federal law requires that we ask applicants for their demographic information (ethnicity, sex, and race) in order to monitor our compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws. You are not required to provide this information, but are encouraged to do so. **The law provides that we may not discriminate** on the basis of this information, or on whether you choose to provide it. However, if you choose not to provide the information and you have made this application in person, federal regulations require us to note your ethnicity, sex, and race on the basis of visual observation or surname. The law also provides that we may not discriminate on the basis or age or marital status information you provide on this application.
Instructions: You may select one or more "Hispanic or Latino" origins and one or more designations for "Race." If you do not wish to provide some or all of this information, select the applicable check box.

BORROWER

ETHNICITY

☐ Hispanic or Latino
☐ Mexican ☐ Puerto Rican ☐ Cuban
☐ Other Hispanic or Latino – *Enter Origin:* ____________

Examples: Argentinian, Colombian, Dominican, Nicaraguan, Salvadoran, Spaniard, etc

☑ Not Hispanic or Latino

☐ I do not wish to provide this information

RACE

☐ American Indian or Alaska Native- *Enter name of enrolled or principal tribe:* ____________

☐ Asian
☐ Asian Indian ☐ Chinese ☐ Filipino
☐ Japanese ☐ Korean ☐ Vietnamese
☐ Other Asian – *Enter race* ____________
Ex: Hmong, Laotian, Thai, Pakistani, etc

☐ Black or African American
☐ Native Hawaiian or Other Pacific Islander
☐ Native Hawaiian ☐ Guamanian or Chamorro
☐ Samoan ☐ Other Pacific Islander
Enter race: ____________

☑ White
☐ I do not wish to provide this Information

SEX:
☑ Male
☐ Female
☐ I do not wish to provide this information

CO-BORROWER

ETHNICITY

☐ Hispanic or Latino
☐ Mexican ☐ Puerto Rican ☐ Cuban
☐ Other Hispanic or Latino – *Enter Origin:* ____________

Examples: Argentinian, Colombian, Dominican, Nicaraguan, Salvadoran, Spaniard, etc

☐ Not Hispanic or Latino

☐ I do not wish to provide this information

RACE

☐ American Indian or Alaska Native- *Enter name of enrolled or principal tribe:* ____________

☐ Asian
☐ Asian Indian ☐ Chinese ☐ Filipino
☐ Japanese ☐ Korean ☐ Vietnamese
☐ Other Asian – *Enter race* ____________
Ex: Hmong, Laotian, Thai, Pakistani, etc

☐ Black or African American
☐ Native Hawaiian or Other Pacific Islander
☐ Native Hawaiian ☐ Guamanian or Chamorro
☐ Samoan ☐ Other Pacific Islander
Enter race: ____________

☐ White
☐ I do not wish to provide this Information

SEX:
☐ Male
☐ Female
☐ I do not wish to provide this information

Be Completed by Financial Institution (for application taken in person):

Was the ethnicity of the Borrower collected on the basis of visual observation or surname? ☐ NO ☑ YES
Was the sex of the Borrower collected on the basis of visual observation or surname? ☐ NO ☑ YES
Was the race of the Borrower collected on the basis of visual observation or surname? ☐ NO ☑ YES

The Demographic Information was provided through:

☑ Face-to-Face Interview *(includes Electronic Media w/Video Component)*
☐ Telephone Interview
☐ Fax or Mail
☐ Email

Closing Notes: (1) Lender may require IRS Form 4506T to be signed prior to underwriting for all borrowers and businesses related to the transaction. (2) Lender may require signatures on all tax returns may be completed at closing. This application is for a business purpose loan secured by commercial real estate. The undersigned specifically acknowledge and agree that (1) the loan requested by this application will be secured by a first mortgage or deed of trust on the property described herein; (2) the property will not be used for any illegal or prohibited purposes or use; (3) all statements made in this application are made for the purpose of obtaining the loan indicated herein; (4) occupation of the property will be as indicated above; (5) verification or re-verification of any information contained in the application may be made at any time by the Lender, its agents, successors and assigns, either directly or through a credit reporting agency, from any source named in this application, and the original copy of this application will be retained by Lender, even if the loan is not approved; (6) the Lender, its agents, successors and assigns will rely on the information contained in the application and I/we have continuing obligation to amend and/or supplement the information provided in this application if any of the material facts which I/we have represented herein should change prior to closing; (7) In the event my/our payments on the loan indicated in this application become delinquent, the Lender its agents, successors and assigns, may, in addition to all their other rights and remedies, report my/our name(s) and account information to a credit reporting agency; (8) ownership of the loan may be transferred to successors or assigns of the Lender without notice to me and/or the administration of the loan account may be transferred to an agent, successor or assign of the Lender with prior notice to me; (9) the Lender, its agents, successors and assigns make no representations of warranties, express or implied, to the Borrower(s) regarding the property, the condition of the property, or the value of the property; and (10) I/we understand and hereby agree that all principals of the company have been identified to the Lender and will sign the note personally guaranteeing repayment of the obligation. I/we the undersigned certify that the information provided in this loan application and in all loan documents submitted to Lender is true and correct as of the date set forth opposite my/our signature(s) on this application and acknowledge my/our understanding that any intentional or negligent misrepresentation of the information contained in this application may result in civil liability and/or criminal penalties including, but not limited to, fine or imprisonment or both under the provisions of Title 18, United States Code, Section 1001, et seq. and liability for monetary damages to the Lender, its agents, successors and assigns, insurers and any other person who may suffer any loss due to reliance upon any misrepresentation which I/we have made on this application.

Creditor's name: Silver Hill Funding, LLC, its successors and/or assigns as their interest may appear. **Creditor's address: 4425 Ponce de Leon Boulevard, Ste. 250, Coral Gables, Florida 33146.** If your application for business credit is denied, you have the **right** to a **written statement of the specific reasons for the denial. To obtain the statement, please contact** Silver Hill Funding, LLC at 4425 Ponce de Leon Boulevard, **Ste. 250, Coral Gables, Florida, 33146 or by phone at 888.988.8843** within 60 days **from the date you are notified of our decision. We will send you a written statement of reasons for the** denial **within 30 days** of **receiving your request for the statement.**

Notice: The federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, sexual orientation, marital status, age (provided the applicant has the capacity to enter into a binding contract); because all or part of the applicant's income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The federal agency that administers compliance with this law concerning this creditor is Federal Trade Commission, Equal Credit Opportunity, Washington, D C , 20580.

Key Conditions

The list of Key Conditions has been provided in this LOI package for your convenience, so that you may start to collect the necessary documentation. As the underwriter reviews the listed documents, additional evidence or documentation may be requested in the near future. If you have any questions, please contact your sales representative.

Prior to Processing - (These documents must be submitted with your LOI and required prior to ordering your appraisal)

1) Completed and signed Commercial Loan Application or completed 1003 along with signed Loan Supplement Form.
2) Most current 2 years' Property Operating Statements and YTD. (Real estate taxes, insurance, utilities, repairs and maintenance, management fees, etc...)
3) Trailing 12 months/12 consecutive bank statements for the business operations. All large deposits subject to additional review. Funds used for closing must be sourced from the same bank statements.
4) Fully executed Purchase and Sale Agreement with all amendments and schedules. Please provide extension if the Agreement has expired. (If applicable)